Exhibit 99.1
QXO Reports Fourth Quarter 2025 Results
GREENWICH, Conn. — February 25, 2026 — QXO, Inc. (“QXO” or the “Company”) (NYSE: QXO) today issued its financial results for the fourth quarter 2025, in line with the preliminary fourth-quarter information provided during last month’s common stock offering. The Company reported a GAAP basic and diluted loss per common share of $(0.17), primarily reflecting acquisition-related amortization and transaction costs, and an Adjusted Diluted Earnings per Common Share (“Adjusted Diluted EPS”), a non-GAAP financial measure, of $0.02 for the three months ended December 31, 2025. For the full year 2025, the Company reported a GAAP basic and diluted loss per common share of $(0.63) and an Adjusted Diluted EPS, a non-GAAP financial measure, of $0.34.
Note: the following summary financial results include the legacy Beacon Roofing Supply, Inc. (“Beacon”) operational results from the date of acquisition on April 29, 2025.
FOURTH QUARTER AND FULL YEAR 2025 SUMMARY RESULTS

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except for per share data)	2025	2024	2025	2024
Net sales	$2,194.1	$14.8	$6,842.2	$56.9
Gross profit	$529.9	$6.1	$1,572.7	$23.1
Adjusted Gross Profit(1)	$529.9	$6.1	$1,704.4	$23.1
Gross margin	24.2%	41.2%	23.0%	40.6%
Adjusted Gross Margin(1)	24.2%	41.2%	24.9%	40.6%
Net (loss) income	$(90.2)	$11.3	$(279.4)	$28.0
Net margin	(4.1)%	76.4%	(4.1)%	49.2%
Adjusted EBITDA(1)	$150.3	$(7.8)	$647.8	$(19.9)
Adjusted EBITDA Margin(1)	6.9%	(52.7)%	9.5%	(35.0)%
Adjusted Net Income(1)	$52.1	N/M	$362.7	N/M
Basic and diluted loss per common share	$(0.17)	N/M	$(0.63)	N/M
Adjusted Diluted EPS(1)	$0.02	N/M	$0.34	N/M

N/M - Not meaningful
(1) See the “Non-GAAP Financial Measures” section of the press release.
Brad Jacobs, chairman and chief executive officer of QXO, said, “Our fourth quarter results were in line with the pre-announcement we made last month. Operationally, we are executing against our integration plan across the legacy Beacon business, supported by disciplined investments in technology, sales capacity, and other high-return, long-term initiatives. On the M&A front, our recently announced $2.25 billion agreement to acquire Kodiak Building Partners triples our total addressable market to more than $200 billion. With Kodiak, we have grown our EBITDA run rate to more than $1 billion in under 10 months. Our acquisition pipeline remains very active, keeping us firmly on track to achieve $50 billion in annual revenue.”
Fourth Quarter Highlights
Net sales were $2.19 billion for the three months ended December 31, 2025.
Adjusted Net Income, a non-GAAP financial measure, was $52.1 million for the three months ended December 31, 2025. Adjusted Diluted EPS, a non-GAAP financial measure, was $0.02 for the three months ended December 31, 2025.
Adjusted EBITDA, a non-GAAP financial measure, was $150.3 million for the three months ended December 31, 2025. Adjusted EBITDA Margin, a non-GAAP financial measure, was 6.9% for the three months ended December 31, 2025.
We expect the acquisition of Kodiak Building Partners to close early in the second quarter of 2026, subject to the satisfaction of customary closing conditions, and be highly accretive to QXO’s 2026 earnings.

About QXO
QXO is the fastest growing publicly traded distributor of building products in North America. The Company is executing its strategy to become the tech-enabled leader in the $800 billion building products distribution industry and generate outsized value for its shareholders. QXO expects to achieve its target of $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.
Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.
QXO’s non-GAAP financial measures in this press release include: Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin.
We calculate Adjusted Gross Profit as gross profit excluding inventory fair value adjustments, and we calculate Adjusted Gross Margin as Adjusted Gross Profit divided by net sales. We calculate Adjusted Net Income as net (loss) income excluding amortization; stock-based compensation; loss on debt extinguishment; restructuring costs; transaction costs; transformation costs; inventory fair value adjustments; and the income tax associated with such adjusting items. We calculate Adjusted Diluted EPS as Adjusted Net Income divided by the weighted-averaged number of common shares outstanding during the period plus the effect of dilutive common share equivalents based on the most dilutive result of the if-converted and two-class methods. We calculate Adjusted EBITDA as net (loss) income excluding depreciation; amortization; stock-based compensation; interest (income) expense, net; loss on debt extinguishment; provision for (benefit from) income taxes; restructuring costs; transaction costs; transformation costs; and inventory fair value adjustments that we do not consider representative of our underlying operations. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.
Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating QXO’s ongoing performance. We believe these non-GAAP financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, QXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies.
Forward-looking statements
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including statements with respect to the benefits of our long-term initiatives and the acquisition of Kodiak Building Partners, are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following:
•an inability to obtain the products we distribute resulting in lost revenues and reduced margins and damaging relationships with customers;
•a change in supplier pricing and demand adversely affecting our income and gross margins;
•a change in vendor rebates adversely affecting our income and gross margins;
•our inability to identify potential acquisition targets, successfully complete acquisitions on acceptable terms, or successfully integrate acquired businesses into our operations;
•risks related to maintaining our safety record;
•the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or dependence on general economic and political conditions, including inflation or deflation, interest rates, governmental subsidies or incentives, consumer confidence, labor and supply shortages, weather and commodity prices;
•risks related to fragmentation in our industry and the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;
•seasonality, weather-related conditions and natural disasters;

•risks related to the effective development and proper functioning of our information technology systems, including from cybersecurity threats, artificial intelligence use, and digital transformation initiatives;
•loss of key talent or our inability to attract and retain new qualified talent;
•risks related to work stoppages, union negotiations, labor disputes and other matters associated with our labor force or the labor force of our suppliers or customers;
•our dependence on Brad Jacobs as chairman and chief executive officer and the impact of the loss of Mr. Jacobs in these roles;
•the risk that Mr. Jacobs’ past performance may not be representative of future results;
•the risk that the anticipated benefits of our acquisition of Beacon Roofing Supply, Inc. (the “Beacon Acquisition”) or any future acquisition may not be fully realized or may take longer to realize than expected;
•the effect of the Beacon Acquisition or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;
•risks related to our obligations under the indebtedness we incurred in connection with the Beacon Acquisition;
•the possible economic impact of the Company’s outstanding warrants and preferred stock on the Company and the holders of its common stock, including market price volatility, dilution from the exercise or conversion of the warrants or preferred stock, or the impact of dividend payments or liquidation preferences from preferred stock that remains outstanding;
•challenges raising additional equity or debt capital from public or private markets to pursue the Company’s business plan and the effects that raising such capital may have on the Company and its business;
•the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;
•risks associated with periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect the Company’s business and financial performance;
•the impact of legislative, regulatory, economic, competitive and technological changes;
•unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and
•other factors, including those set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Media Contact
Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investor Contact
Mark Manduca
mark.manduca@qxo.com
203-321-3889

QXO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025(1)	2024
	(Unaudited)
Net sales	$2,194.1	$14.8	$6,842.2	$56.9
Cost of products sold	1,664.2	8.7	5,269.5	33.8
Gross profit	529.9	6.1	1,572.7	23.1
Operating expense:
Selling, general and administrative	441.1	39.0	1,394.8	93.0
Depreciation	41.4	—	108.4	0.2
Amortization	116.9	0.3	314.7	0.9
Total operating expense	599.4	39.3	1,817.9	94.1
Loss from operations	(69.5)	(33.2)	(245.2)	(71.0)
Interest (expense) income, net	(36.4)	61.4	(47.7)	121.8
Loss on debt extinguishment	(4.0)	—	(49.7)	—
Other income, net	2.4	—	5.5	—
(Loss) income before (benefit from) provision for income taxes	(107.5)	28.2	(337.1)	50.8
(Benefit from) provision for income taxes	(17.3)	16.9	(57.7)	22.8
Net (loss) income	$(90.2)	$11.3	$(279.4)	$28.0
Loss per common share - basic and diluted	$(0.17)	$(0.02)	$(0.63)	$(0.11)

Total weighted-average common shares outstanding:
Basic	716.5	451.4	613.0	204.0
Diluted	716.5	451.4	613.0	204.0

(1) Results include Beacon’s operations from the date of acquisition on April 29, 2025 through December 31, 2025.

QXO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share amounts)

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$2,361.6	$5,068.5
Accounts receivable, net	1,145.1	2.7
Inventories, net	1,497.3	—
Vendor rebates receivable	427.0	—
Income tax receivable	31.6	—
Prepaid expenses and other current assets	83.7	18.4
Total current assets	5,546.3	5,089.6
Property and equipment, net	688.6	0.4
Goodwill	5,111.3	1.2
Intangibles, net	3,819.1	4.0
Operating lease right-of-use assets, net	689.6	0.3
Deferred income tax assets, net	—	2.6
Other assets, net	32.4	0.2
Total assets	$15,887.3	$5,098.3

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$819.0	$6.2
Accrued expenses	574.3	38.6
Current portion of operating lease liabilities	107.5	0.2
Current portion of finance lease liabilities	49.2	0.1
Total current liabilities	1,550.0	45.1
Long-term debt, net	3,057.3	—
Deferred income tax liabilities, net	847.2	—
Operating lease liabilities	561.8	0.1
Finance lease liabilities	138.7	0.2
Other long-term liabilities	25.5	—
Total liabilities	6,180.5	45.4

Stockholders’ equity:
Mandatory Convertible Preferred Stock, $0.001 par value; 0.6 shares and 0.0 shares authorized, issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	558.1	—
Convertible Preferred Stock, $0.001 par value; authorized 10.0 shares, 1.0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	498.6	498.6
Common stock; $0.00001 par value; authorized 2,000.0 shares; 674.5 and 409.4 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	9,046.9	4,560.5
Retained earnings (accumulated deficit)	(394.5)	(6.2)
Accumulated other comprehensive loss	(2.3)	—
Total stockholders’ equity	9,706.8	5,052.9
Total liabilities and stockholders’ equity	$15,887.3	$5,098.3

QXO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Year Ended December 31,
	2025(1)	2024
Operating Activities
Net (loss) income	$(279.4)	$28.0
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	108.4	0.2
Amortization	314.7	0.9
Stock-based compensation	144.5	34.4
Amortization of debt issuance costs	6.7	—
Loss on debt extinguishment	49.7	—
Provision for credit losses	13.8	—
Non-cash lease expense	88.0	0.3
Deferred income taxes	(60.6)	(1.1)
Changes in operating assets and liabilities:
Accounts receivable	159.8	0.2
Inventories	287.8	—
Vendor rebates receivable	(186.8)	—
Income tax receivable	(11.0)	—
Prepaid expenses and other current assets	19.9	(12.2)
Accounts payable and accrued expenses	(326.4)	34.4
Other assets and liabilities	(67.7)	(0.3)
Net cash provided by operating activities	261.4	84.8

Investing Activities
Capital expenditures	(78.2)	(0.1)
Acquisition of business, net of cash acquired	(10,556.5)	—
Other	4.4	—
Net cash used in investing activities	(10,630.3)	(0.1)

Financing Activities
Borrowings under revolving lines of credit	841.9	—
Payments under revolving lines of credit	(842.0)	—
Borrowings under term loan	2,250.0	—
Payments under term loan	(1,400.0)	—
Borrowings under senior notes	2,250.0	—
Payment of debt issuance costs	(114.5)	—
Payment of other debt	—	(1.7)
Payments under equipment financing facilities and finance leases	(30.3)	(0.2)
Proceeds from issuance of common stock related to equity awards	18.9	—
Proceeds from issuance of common stock, net of issuance costs	4,256.0	—
Proceeds from issuance of Mandatory Convertible Preferred Stock, net of issuance costs	558.1	—
Proceeds from issuance of Convertible Preferred Stock and warrants, net of issuance costs	—	981.6
Proceeds from the issuance of common stock and pre-funded warrants, net of issuance costs	—	4,051.1
Payment of taxes related to net share settlement of equity awards	(20.5)	—
Payment of common-stock dividend	—	(17.4)
Payment of dividends on Convertible Preferred Stock	(90.0)	(32.3)
Payment of dividends on Mandatory Convertible Preferred Stock	(14.8)	—
Net cash provided by financing activities	7,662.8	4,981.1

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.5)	—

Net (decrease) increase in cash, cash equivalents and restricted cash	(2,706.6)	5,065.8
Cash, cash equivalents and restricted cash, beginning of period	5,072.0	6.2
Cash, cash equivalents and restricted cash, end of period	$2,365.4	$5,072.0

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	$138.0	$0.1
Income taxes, net of refunds	$38.2	$—

(1) Results include Beacon’s operations from the date of acquisition on April 29, 2025 through December 31, 2025.

QXO, INC. AND SUBSIDIARIES
Consolidated Sales by Line of Business
(in millions, except percentages)

Sales by Line of Business(1)
	Three Months Ended December 31,
	2025		2024
	Net Sales	Mix %	Net Sales	Mix %
	(Unaudited)
Residential roofing products	$1,025.6	46.8%	$—	—%
Non-residential roofing products	614.4	28.0%	—	—%
Complementary building products	538.1	24.5%	—	—%
Software products and services	16.0	0.7%	14.8	100.0%
Total net sales	$2,194.1	100.0%	$14.8	100.0%
(1) Net sales mix percentages may not recalculate due to rounding.

Sales by Line of Business(1)
	Year Ended December 31,
	2025(2)		2024
	Net Sales	Mix %	Net Sales	Mix %
Residential roofing products	$3,307.1	48.3%	$—	—%
Non-residential roofing products	1,883.9	27.5%	—	—%
Complementary building products	1,592.7	23.3%	—	—%
Software products and services	58.5	0.9%	56.9	100.0%
Total net sales	$6,842.2	100.0%	$56.9	100.0%
(1) Net sales mix percentages may not recalculate due to rounding.
(2) Net sales include Beacon’s operations from the date of acquisition on April 29, 2025 through December 31, 2025.

QXO, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages)
(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin

A reconciliation of gross profit and gross margin to Adjusted Gross Profit and Adjusted Gross Margin is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025(1)	2024
Gross profit	$529.9	$6.1	$1,572.7	$23.1
Inventory fair value adjustments(2)	—	—	131.7	—
Adjusted Gross Profit(3)	$529.9	$6.1	$1,704.4	$23.1

Net sales	$2,194.1	$14.8	$6,842.2	$56.9
Gross margin(4)	24.2%	41.2%	23.0%	40.6%
Adjusted Gross Margin(3)(4)	24.2%	41.2%	24.9%	40.6%

(1) Results include Beacon’s operations from the date of acquisition on April 29, 2025 through December 31, 2025.
(2) Represents the inventory fair value adjustments related to recording the inventory of acquired businesses at fair value on the date of acquisition. The inventory fair value adjustments related to acquired businesses were fully recognized during the year ended December 31, 2025.

(3) See the “Non-GAAP Financial Measures” section of the press release.
(4) Gross margin is calculated as gross profit divided by net sales. Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by net sales.

QXO, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (cont.)
(in millions, except per share data)
(Unaudited)

Adjusted Net Income and Adjusted Diluted EPS

A reconciliation of net loss and diluted loss per common share to Adjusted Net Income and Adjusted Diluted EPS is as follows:

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025(1)
Net loss	$(90.2)	$(279.4)
Benefit from income taxes	(17.3)	(57.7)
Loss before provision for income taxes	(107.5)	(337.1)
Amortization	116.9	314.7
Stock-based compensation	28.2	144.5
Loss on debt extinguishment(2)	4.0	49.7
Restructuring costs	17.1	59.6
Transaction costs	3.9	83.7
Transformation costs	9.9	44.9
Inventory fair value adjustments(3)	—	131.7
Adjusted income before provision for income taxes	72.5	491.7
Income tax associated with the adjustments above(4)	(20.4)	(129.0)
Adjusted Net Income(5)	$52.1	$362.7
Convertible Preferred Stock dividend	(22.5)	(90.0)
Mandatory Convertible Preferred Stock dividend	(7.9)	(18.9)
Undistributed income allocated to participating securities	—	(5.5)
Adjusted Net Income attributable to common stockholders	$21.7	$248.3

Basic and diluted loss per common share	$(0.17)	$(0.63)
Adjusted Diluted EPS(5)(6)	$0.02	$0.34

Adjusted diluted weighted-average common shares outstanding(6)	869.0	727.3

(1) Results include Beacon’s operations from the date of acquisition on April 29, 2025 through December 31, 2025.
(2) Represents extinguishment costs resulting from the partial prepayment of borrowings under the Company’s senior secured term loan facility (the “Term Loan Facility”) in May 2025 and the subsequent refinancing of the Term Loan Facility in November 2025.

(3) Represents the inventory fair value adjustments related to recording the inventory of acquired businesses at fair value on the date of acquisition. The inventory fair value adjustments related to acquired businesses were fully recognized during the year ended December 31, 2025.

(4) The effective tax rate to calculate Adjusted Net Income for the three months ended December 31, 2025 and the year ended December 31, 2025 is 28.2% and 26.3%, respectively, due to the tax calculated on adjusted income before provision for income taxes.

(5) See the “Non-GAAP Financial Measures” section of the press release.
(6) Adjusted Diluted EPS is calculated as Adjusted Net Income divided by the weighted-average number of common shares outstanding during the period plus the effect of dilutive common share equivalents based on the most dilutive result of the if-converted and two-class methods.

QXO, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (cont.)
(in millions, except percentages)
(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin

A reconciliation of net (loss) income and net margin to Adjusted EBITDA and Adjusted EBITDA Margin is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025(1)	2024
Net (loss) income	$(90.2)	$11.3	$(279.4)	$28.0
Depreciation	41.4	—	108.4	0.2
Amortization	116.9	0.3	314.7	0.9
Stock-based compensation	28.2	20.4	144.5	34.4
Interest expense (income), net	36.4	(61.4)	47.7	(121.8)
Loss on debt extinguishment(2)	4.0	—	49.7	—
(Benefit from) provision for income taxes	(17.3)	16.9	(57.7)	22.8
Restructuring costs	17.1	—	59.6	2.8
Transaction costs	3.9	4.7	83.7	12.8
Transformation costs	9.9	—	44.9	—
Inventory fair value adjustments(3)	—	—	131.7	—
Adjusted EBITDA(4)	$150.3	$(7.8)	$647.8	$(19.9)

Net sales	$2,194.1	$14.8	$6,842.2	$56.9
Net margin(5)	(4.1)%	76.4%	(4.1)%	49.2%
Adjusted EBITDA Margin(4)(5)	6.9%	(52.7)%	9.5%	(35.0)%

(1) Results include Beacon’s operations from the date of acquisition on April 29, 2025 through December 31, 2025.
(2) Represents extinguishment costs resulting from the partial prepayment of borrowings under the Term Loan Facility in May 2025 and the subsequent refinancing of the Term Loan Facility in November 2025.

(3) Represents the inventory fair value adjustments related to recording the inventory of acquired businesses at fair value on the date of acquisition. The inventory fair value adjustments related to acquired businesses were fully recognized during the year ended December 31, 2025.

(4) See the “Non-GAAP Financial Measures” section of the press release.
(5) Net margin is calculated as net (loss) income divided by net sales. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales.